MASTER LEASE AGREEMENT 4902-2601-2278 THIS MASTER LEASE AGREEMENT, dated as of December 29, 2025 (this “Agreement”), is made and entered into by and between STONEBRIAR COMMERCIAL FINANCE LLC, a Delaware limited liability company (“Lessor”), with its principal office at 5525 Granite Parkway, Suite 1800, Plano, Texas 75024, and PROPETRO ENERGY SOLUTIONS, LLC, a Delaware limited liability company (“Lessee”), with its principal office at One Marienfeld Place, 110 N. Marienfeld, Suite 300, Midland, Texas 79701. The parties may, now or in the future, enter into one or more equipment schedules (each, a “Schedule”) which refer to and incorporate by reference this Agreement. Each Schedule shall constitute a lease (each, a “Lease”) for the Equipment (defined below) specified therein. Additional details pertaining to each Lease are specified in the applicable Schedule. 1. LEASE, DELIVERY AND ACCEPTANCE. Subject to and upon all of the terms and conditions of this Agreement and each Schedule, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, the property described in each such Schedule (the “Equipment”) for the Term (as defined in Section 2 below) set forth in such Schedule. Lessor hereby appoints Lessee as Lessor’s agent for the sole and limited purpose of accepting delivery of the Equipment from each vendor thereof. Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms to the condition required by the applicable sales contract, accept the Equipment. Lessee will evidence its acceptance of the Equipment by acknowledging such acceptance in the applicable Schedule or, upon Lessor’s reasonable request, by executing and delivering to Lessor a Delivery and Acceptance Certificate (in form and substance reasonably acceptable to Lessor). Lessee shall pay any and all shipping, delivery and installation charges. Lessor shall not be liable to Lessee for any delay in, or failure of, delivery of the Equipment. 2. TERM. Each Lease shall be effective and the term of each Lease (“Term”) shall commence on the date of Lessor’s acceptance of the applicable Schedule executed by Lessee and, unless sooner terminated or extended in accordance with the terms and conditions of this Agreement or the applicable Schedule, such Lease shall expire on the Term Expiration Date specified in the applicable Schedule; provided, however, that obligations due to be performed by Lessee during the Term shall continue until they have been performed in full. If any Term is extended, the word, “Term” shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as otherwise expressly provided in writing and the term “Term Expiration Date” shall be deemed to refer to the expiration date of the extended Term. 3. RENT. Lessee shall pay rent (“Rent”) to Lessor for use of the Equipment during the Term in the amount set forth in and due as stated in the applicable Schedule. The term “Rent” shall include all applicable payments due under a Lease including, but not limited to rental payments, adjustments to rent, if any, security deposits and interim rents. Timeliness of Lessee’s payment and its other performance under any Lease is of the essence. If any Rent or other amount payable by Lessee hereunder is not paid within five (5) Business Days after its due date, Lessee agrees to pay, for each late payment of Rent on written demand, a late charge in the amount equal to three percent (3%) of any such unpaid amount (the “Late Charge”); provided, however, that such late charge shall not constitute interest and, in no event, shall the amount collected exceed the maximum amount permitted by applicable law. All payments provided for herein shall be payable to Lessor in United States Dollars by wire transfer or at Lessor’s address specified in the applicable Schedule in immediately available funds, or at any other place designated by Lessor. Payments of Rent shall be applied first to the most overdue related Late Charge (if any) and unpaid Rent payment. “Business Day” means any day other than a Saturday, Sunday or public holiday (or the equivalent) for banks operating in the State of Texas. 4. LEASE NOT CANCELABLE; LESSEE’S OBLIGATIONS ABSOLUTE. This Agreement may not be canceled or terminated, nor may the obligations hereunder or under any Lease be prepaid, canceled or terminated, except as expressly provided herein or in the respective Schedule or other written rider or amendment to the Lease, executed by both Lessor and Lessee. Lessee’s obligation to pay all Rent due or to become due hereunder shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim, abatement or recoupment for any reason whatsoever, including any rights or claims Lessee may have against any Person (defined below), including, but not limited to, the manufacturer, vendor, or supplier of the Equipment related to any defects, malfunctions, breakdowns or infirmities in the Equipment or any representations by the manufacturer, supplier or vendor thereof or any accident, condemnation or unforeseen circumstances. If the Equipment is unsatisfactory for any reason, Lessee shall make any claim solely against the manufacturer, supplier or vendor thereof and shall, nevertheless, pay Lessor all Rent payable hereunder; provided that (a) upon Lessee’s request and at Lessee’s expense, Lessor shall cooperate and take such actions as Lessee shall reasonably request in the making or bringing of any such claims and/or to recover or exercise any rights under any manufacturer, supplier or vendor warranty covering any of the Equipment and (b) any amount recovered by Lessee from any manufacturer, supplier or vendor may be retained by Lessee so long as such payment (i) does not result from an acknowledgement or other understanding that any Equipment has, or will have, a lower utility or value than originally anticipated or (ii) will be applied by Lessee to ensure that the Equipment has, or will have, equal or better utility and value as/than originally anticipated. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party or government (including any division, agency or department thereof), and the successors, heirs and assigns of each. 5. SELECTION AND USE OF EQUIPMENT. Lessee agrees that it shall be responsible for the selection, use of, and results obtained from, the Equipment and any other associated equipment or services. Lessee agrees that the Equipment will be operated solely in the continental United States unless the applicable Schedule provides otherwise and by competent, qualified personnel in connection with Lessee’s and its affiliates’ business for the purpose for which the Equipment was designed and in accordance in all material respects with applicable operating instructions, insurance policies, laws and government regulations. Lessee shall not discontinue use of any Equipment for a period of more than one hundred and eighty (180) days (which period shall not include, for the avoidance of doubt, any days in which such Equipment is being held in reserve for future utilization). Lessee shall procure and maintain in effect all material orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, possession, maintenance, use and operation of the Equipment. Lessee shall not move any Equipment from the location specified EXHIBIT 10.2 for it in the applicable Schedule unless otherwise permitted under the applicable Schedule, provided, however, Lessee may move Equipment to another location within the United States provided that Lessee has delivered to Lessor (a) prior written notice thereof and (b) duly executed agreements and instruments (all in form and substance reasonably satisfactory to Lessor) necessary or, in the reasonable opinion of Lessor, desirable to protect Lessor’s ownership of, or the perfection and priority of Lessor’s security interest in, such Equipment. Notwithstanding anything to the contrary in the immediately preceding sentence, Lessee may keep any Equipment consisting of motor vehicles, rolling stock, or any other property subject to a certificate of title act at any location in the continental United States. Lessee and Lessor agree that each Lease is a “finance lease” as defined by Section 2A-103(g) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Lessee acknowledges: (i) that Lessee is or has selected the “Supplier” as defined in Article 2A of the UCC and has directed Lessor to purchase the Equipment from the Supplier in connection with each Lease, and (ii) that Lessee was informed, before Lessee’s execution of this Lease and is hereby informed in writing that Lessee is entitled under Article 2A of the UCC to the promises and warranties, including those of any third party, provided to Lessor by the Supplier in connection with or as part of the Equipment purchase, and that Lessee may communicate with the Supplier and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations on remedies relating thereto. Lessee acknowledges and agrees that neither the manufacturer or supplier, nor any salesman, representative or other agent of the manufacturer or supplier, is an agent of Lessor. No salesman, representative or agent of the manufacturer or supplier is authorized to waive or alter any term or condition of this Agreement or any Schedule and no representation as to the Equipment or any other matter by the manufacturer or supplier shall in any way affect Lessee’s duty to pay Rent and perform its other obligations as set forth in this Agreement or any Schedule. 6. DISCLAIMER OF WARRANTIES. Lessee acknowledges and agrees that (a) the Equipment is of a size, design and capacity selected by Lessee, (b) Lessor is neither a manufacturer nor a vendor of such Equipment and Lessor did not select the Equipment and (c) LESSOR LEASES AND LESSEE TAKES THE EQUIPMENT AND EACH PART THEREOF “AS-IS” AND THAT LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, THE CONDITION, QUALITY, DURABILITY, VALUE, DESIGN, OPERATION, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE IN ANY RESPECT WHATSOEVER OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OR ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO ANY OBLIGATION BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED WITH RESPECT THERETO, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE A CLAIM AGAINST LESSOR FOR BREACH OF ANY WARRANTY WHATSOEVER WITH RESPECT TO THE EQUIPMENT. IN NO EVENT SHALL LESSOR HAVE ANY OBLIGATION OR LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR ANY ACTUAL, INCIDENTAL, SPECIAL, CONSEQUENTIAL DAMAGES OR OTHER CLAIM, LOSS, DAMAGE OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR ANY DEFICIENCY OR DEFECT THEREOF OR THE INSTALLATION, OPERATION, MAINTENANCE OR REPAIR THEREOF OR THERETO. Lessee may have rights under the contract evidencing Lessor’s purchase of any of the Equipment from the contractor, manufacturer or vendor. Lessee is advised to contact such contractor, manufacturer or vendor of the Equipment for a description of any such rights; provided, however, that Lessor shall provide to Lessee upon Lessee’s reasonable request, and at Lessee’s sole cost, such information with respect thereto as Lessee may request from time to time to the extent such information is available to Lessor and not otherwise available to Lessee. Lessor hereby assigns to Lessee during the term of any Lease, so long as no Event of Default has occurred hereunder and is continuing, for the sole purpose of prosecuting a claim or otherwise exercising any rights with respect to any warranty, the benefits of any and all warranties, if any, expressed or implied with respect to the Equipment, running from the contractor, manufacturer or the vendor of the Equipment to Lessor or its assigns, to the extent assignable. Lessee, by its execution of each Schedule, acknowledges that it has received a copy of the contractor’s or manufacturer’s warranties for the applicable Equipment. Lessee’s sole remedy for the breach of any such contractor’s or manufacturer’s warranty shall be against the contractor or manufacturer of the Equipment, and not against Lessor or its assigns. Lessee expressly acknowledges that Lessor makes, and has made, no representations or warranties whatsoever as to the existence or the availability of such warranties of the manufacturer of the Equipment. 7. OWNERSHIP; MARKING; FINANCING STATEMENTS; NO LIENS. The Equipment is and shall be the sole property of Lessor and the parties agree that the Equipment shall at all times remain personal property and not a fixture and that Lessor’s title thereto shall not be impaired, notwithstanding the manner in which it may be affixed to any real property. Lessee shall affix to the Equipment any labels supplied by Lessor indicating ownership of such Equipment and shall, promptly after becoming aware thereof, use reasonable efforts to replace any such markings or identification which are removed, defaced or destroyed. Lessee shall obtain and record such instruments and take such steps as may be reasonably necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. It is the express intention of the parties hereto that (a) each Lease constitutes a true “lease” as such term is defined in Article 2A of the UCC and not a sale or retention of security interest; and (b) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions of the respective Lease. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Schedule is not a true lease, but rather is a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Schedule, or other similar arrangement, the parties agree that in such event: (i) in order to secure the prompt payment and performance as and when due of all of Lessee’s obligations (both now existing and hereafter arising) under each such Schedule, Lessee shall be deemed to have granted and it hereby grants to Lessor, a first priority security interest in the following (whether now existing or hereafter created): the Equipment described in such Schedule and all cash and non-cash proceeds, including the proceeds of all insurance policies payable with respect to such Equipment (regardless of whether the Equipment is characterized under the UCC as Lessee’s “equipment” or “inventory”) and the security deposit, if any; and (ii) Lessee agrees that with respect to the Equipment and security deposit, in addition to all of the other rights and remedies available to EXHIBIT 10.2

Lessor hereunder upon the occurrence and during the continuance of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC. Lessee may not dispose of any of the Equipment except to the extent expressly provided herein or in any applicable Schedule, notwithstanding the fact that proceeds constitute a part of the Equipment. Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment and any other collateral described in any and all Schedules now and hereafter executed pursuant hereto and containing any other information required by the applicable Uniform Commercial Code. Lessee shall execute and deliver to Lessor for filing any similar documents Lessor may reasonably request, including any applicable fixture filings Lessor may deem reasonably appropriate in light of the nature of the Equipment. Upon request by Lessor, Lessee shall obtain and deliver to Lessor evidence reasonably acceptable to Lessor that the agreements between Lessee and Lessee’s applicable customer are sufficient to ensure access to and control by Lessor of the applicable Equipment during the continuance of any Event of Default. Furthermore, Lessee agrees to maintain the Equipment free from all claims, liens, attachments, rights of others or encumbrances of any nature or kind whatsoever, including as the same may arise from legal processes (“Liens”) of creditors of Lessee or any other Persons, other than Permitted Liens. As used herein “Permitted Liens” means (i) Liens in favor of Lessor; (ii) Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers, and similar Liens, in each such case that are either with respect to amounts owing that are not yet delinquent or that are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, provided, however, that neither such Liens nor such proceedings involve any substantial risk (as determined in Lessor’s reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein; and (iii) Liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Equipment taken as a whole (as determined by Lessor in its reasonable discretion). Lessee will defend, at its own expense, Lessor’s title to the Equipment from such claims, Liens or legal processes, in each case other than with respect to Permitted Liens. Lessee shall also promptly notify Lessor upon receipt of notice of any Lien(s) (other than Permitted Liens) affecting Equipment having an aggregate fair market value in excess of $2,500,000. In the event Lessee receives or otherwise comes into possession of any manufacturer’s statement of origin, any certificate of title or any other document evidencing ownership issued with respect to any Equipment, Lessee will promptly (but in no event later than three (3) Business Days) after its receipt thereof deliver the same directly to Lessor, in each case with any necessary endorsements in favor of Lessor as Lessor may reasonably request. 8. MAINTENANCE OF EQUIPMENT. Following delivery of any Equipment to Lessee, Lessee, at its sole cost and expense, shall, or shall cause a permitted sublessee to, maintain, service and repair each such item of Equipment: (a) in accordance and consistent in all materials respects with (i) the manufacturer’s or supplier’s written recommendations and all maintenance and operating manuals, service agreements and order documentation that have been provided to Lessee, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer, supplier or service provider which have been provided to Lessee, (ii) the requirements of all applicable insurance policies, (iii) the purchase agreement or supply contract to the extent Lessee has been provided a copy thereof, if any, so as to preserve all of Lessee’s and Lessor’s material rights thereunder, including all material rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; (b) without limiting the foregoing, so as to cause the Equipment to be in good repair, condition and working order in all material respects, except for ordinary wear and tear and casualty events resulting despite Lessee’s material compliance with the terms hereof. All replacement parts shall be free and clear of all liens, encumbrances or rights of others (other than Permitted Liens) and have a value, utility and remaining useful life at least equal to the parts replaced. Title to all such parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other Person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of the Lease as if originally leased hereunder. To the extent applicable, Lessee agrees to keep the Equipment (except Equipment in transit) in a suitable environment as specified by the manufacturer’s guidelines and use commercially reasonably efforts to meet all applicable recertification requirements. Notwithstanding the foregoing, no failure by Lessee to comply with the foregoing provisions of this Section 8 shall constitute an Event of Default hereunder unless such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Lessee shall make the Equipment and its maintenance records available for inspection by Lessor at reasonable times and upon reasonable notice; provided that so long as no Event of Default shall have occurred and be continuing, (i) Lessor shall limit the number of inspections to not more than two (2) during any twelve (12) month period, (ii) not more than one such inspection during any twelve (12) month period shall be at Lessee’s expense, and (iii) all such inspections of the Equipment shall take place only during routine, scheduled maintenance periods for the Equipment so as to not interrupt the ordinary operations of Lessee’s business; provided, further, that during any such inspection, Lessor and its employees and agents shall comply with Lessee’s standard health and safety policies and procedures. As used herein or in any other Lease Document, “Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, property or financial condition of the Lease Parties, taken as a whole, (b) the ability of (i) the Lease Parties, taken as a whole, to perform their payment obligations under this Agreement or any Lease or (ii) the Lease Parties, taken as a whole, to perform any of their obligations under this Agreement or any Lease, (c) the validity or enforceability of this Agreement or any Lease or (d) the rights and remedies of or benefits available to, taken as a whole, Lessee under this Agreement or any Lease. 9. ALTERATION; MODIFICATIONS; PARTS. Lessee may not materially alter or modify the Equipment without the prior written consent of Lessor (such consent not to be unreasonably withheld, conditioned or delayed) or to the extent otherwise set forth in the applicable Schedule or Lease; provided that the foregoing shall not prohibit Lessee from modifying any of the Equipment with after-market equipment and or parts in connection with reasonably adapting the Equipment for use in the Lessee’s business, so long as such modification does not adversely affect the value or utility of the Equipment. Any material alteration shall be removed, and the Equipment restored to its normal, unaltered condition (normal wear and tear excepted), at Lessee’s expense (without damaging the Equipment’s originally intended function or its value) prior to its return to Lessor. Any part installed in connection with warranty or maintenance service or which cannot be removed in EXHIBIT 10.2 accordance with the preceding sentence shall be the property of Lessor unless and until Lessee purchases the applicable Equipment in accordance with the terms of this Agreement or the applicable Schedule or Lease. 10. LOSS OR DAMAGE; STIPULATED LOSS VALUE. Until the Equipment is returned to and received by Lessor as provided in Section 14 hereof, Lessee shall bear the entire risk of loss or destruction or damage to the Equipment (“Casualty Loss”). No Casualty Loss shall relieve Lessee from its obligations to pay Rent except as expressly provided in this section. When any Casualty Loss occurs where the amount of such Casualty Loss is reasonably anticipated to be in excess of $500,000 (or all such Casualty Losses could reasonably be anticipated to be in excess of $2,500,000 in the aggregate or could otherwise reasonably be expected to result in a Material Adverse Effect), Lessee shall promptly notify Lessor and shall (subject to the Total Loss provisions set forth below), at Lessee’s sole cost and expense, promptly place such Equipment in good repair and working order in the condition required by this Agreement; provided, however, that so long as no Event of Default has occurred and is continuing, (a) upon Lessee’s request, which request shall be accompanied by reasonably detailed estimates of the cost of all necessary repairs and/or the cost to replace such Equipment, Lessor shall remit to Lessee any net insurance proceeds received by Lessor with respect to such Casualty Loss for the sole purpose of paying the cost of such repairs or purchasing replacement property (it being understood and agreed that any such replacement property acquired with such insurance proceeds shall constitute Equipment hereunder and deemed substituted for the Equipment so replaced) and any amount of such insurance proceeds not utilized by Lessee to repair or replace such Equipment shall be promptly returned to Lessor or (b) upon receipt of evidence reasonably satisfactory to Lessor that Lessee has completed such repairs or acquired such replacement Equipment, Lessor will remit any net insurance proceeds received by Lessor on account of such loss to Lessee in an amount up to the cost of such repairs or replacement Equipment. Upon the occurrence of the loss, disappearance, theft, damage or destruction of any item of the Equipment to such extent as shall make repair thereof uneconomical or has rendered any item of the Equipment permanently unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (any of the foregoing occurrences being herein referred to, in Lessor’s discretion, as a “Total Loss”), Lessee shall, on the next date for the payment of Rent, pay to Lessor the Rent due on that date plus the Stipulated Loss Value (set forth in applicable Schedule) of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due under the applicable Schedule with respect to such Equipment (less any insurance proceeds or condemnation award actually paid and received by Lessor). Lessor agrees to use commercially reasonable efforts, at Lessee’s direction and expense, to collect all insurance proceeds or condemnation awards that may be payable in respect of any Casualty Loss and to make such proceeds available in accordance with the provisions of this Section 10. Upon making such payment, the Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto “AS IS WHERE IS” without warranty, express or implied, with respect to any matter whatsoever. Stipulated Loss Value shall be determined as of the next date on which a payment of Rent is or would be due after a Total Loss, after payment of any Rent due on such date, and the applicable Stipulated Loss Value shall be that which is set forth with respect to such Rent payment. If Lessee fails to perform its obligations under this Section 10, Lessor shall have the right to substitute performance, in which case, Lessee shall promptly upon demand, reimburse Lessor therefor. 11. INSURANCE. At all times after risk of loss for any item of Equipment has transferred to Lessor or to Lessee (including, e.g., whether or not such item has been delivered to Lessee), Lessee shall obtain and maintain with respect such Equipment, at Lessee’s own expense, all risk physical damage insurance and comprehensive general and/or automobile (as appropriate) liability insurance (covering bodily injury and property damage exposure including, without limitation, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as Lessor may reasonably require, provided, however, that the amount of all-risk physical damage insurance for any Equipment shall not be less than the greater of (a) the replacement value of all Equipment that is located within any five (5)-mile radius of any other Equipment (a “Site”) or (b) the Stipulated Loss Value (but not to exceed 100% of the Equipment Cost) of all Equipment that is located within the Site as set forth in the applicable Schedule; provided further, that the parties agree that the Lessee’s existing insurance coverage of up to $75 million is sufficient as of the date of this Agreement but that, in the event the value of Equipment that is located at any single Site exceeds such $75 million, the Lessor may require that the Lessee increase such insurance coverage. Each physical damage insurance policy will name Lessor (together with its successors and assigns) as loss payee. Each liability insurance policy shall provide coverage (including physical damage, property damage, and personal injury coverage) of not less than $5,000,000.00 or the amount required by law, whichever is greater for each occurrence, name Lessor (together with its affiliates and each of its and their successors and assigns) as an additional insured, and be primary as respects of any other insurance. Each insurance policy shall provide, by endorsement or otherwise that the interests of Lessor shall not be invalidated by any action or inaction of Lessee, Guarantor or any other Person, and shall insure Lessor regardless of any breach or violation by Lessee or any other Person, of any warranties, declarations or conditions of such policies. All policies shall contain a clause requiring the insurer to give Lessor at least thirty (30) days prior written notice of any material change in the terms or cancellation of the policy and shall include a waiver of subrogation as respects Lessor’s insurance policies. Lessee shall be liable for all deductible or retention portions of all required insurance, and no policy that is with respect to the Equipment may have a deductible or retention of greater than $500,000.00 per occurrence (or such higher deductible or retention amount as may be reasonably approved by Lessor from time to time (such approval not to be unreasonably withheld, conditioned or delayed) taking into account coverage and deductible or retention levels then available to Lessee on a commercially reasonable basis generally consistent with the terms of Lessee’s coverage on the date hereof). Prior to the date of delivery of any item of Equipment from Lessor to Lessee, Lessee shall furnish a certificate of insurance in respect of such Equipment providing confirmation of these insurance policies and, at Lessor’s reasonable request, Lessee shall provide a copy of each insurance policy with redacted insurance premiums (with endorsements); provided, however, Lessor shall have no duty to ascertain the existence of or to examine the insurance policies to advise Lessee if the insurance coverage does not comply with the requirements of this section. If Lessee fails to insure any item of Equipment as required, Lessor shall have the right but not the obligation to obtain such insurance, and the cost of the insurance shall be for the account of Lessee due as part of the next due Rent. Lessee consents to Lessor’s release, upon its failure to obtain appropriate insurance coverage, of any and all information necessary to obtain insurance with respect to the applicable item of Equipment or Lessor’s interest therein. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Casualty Loss under any insurance policy relating to an item of Equipment, EXHIBIT 10.2 provided, however, that, so long as no Event of Default is continuing, Lessor will only exercise its rights under the attorney-in-fact appointment if, after receiving written notice from Lessor, Lessee fails to take steps to pursue its material rights and remedies under such policies. 12. TAXES. Lessee will pay all material personal property taxes, fees, levies, imposts, duties, withholdings and governmental charges on the Equipment, including all material sales, use, excise, goods and services, and other similar material taxes and fees on the Equipment (other than amounts which are being contested in good faith and for which adequate reserves have been maintained in accordance with GAAP and that the failure to pay cannot reasonably be expected to result in a Material Adverse Effect or in the seizure, levy or forfeiture of any material Equipment). Lessee shall, to the extent permitted by law, cause all billings of such taxes, fees, levies, imposts, duties, withholdings and governmental charges to be made to Lessee. Lessee shall indemnify and hold Lessor harmless from, all charges, fees, assessments and sales, use, excise and other taxes (including, without limitation, income, franchise, business and occupation, gross receipts, sales, use, licensing, registration, titling, commercial activity, personal property, stamp and interest equalization taxes, levies, imposts, duties, charges or withholdings of any nature), and any fines, penalties or interest thereon, imposed or levied by any governmental body, agency or tax authority upon or in connection with the Equipment, its purchase, ownership, delivery, leasing, possession, use or relocation of the Equipment or otherwise in connection with the transactions contemplated by each Lease or the Rent thereunder. Notwithstanding anything to the contrary herein, in no event shall Lessee be liable for or obligated to reimburse Lessor for any Excluded Taxes. Lessee shall prepare and file all property tax reports, renditions, tax returns and information statements which are required to be made with respect to any item of Equipment leased hereunder. For that purpose, Lessor hereby appoints Lessee its agent and attorney-in-fact to make filings and/or payments on behalf of Lessor where the incidence thereof falls on Lessor. Lessor will cooperate with Lessee by timely providing information requested by Lessee in connection with Lessee’s preparation and filing of such reports, renditions, returns or information statements. Lessor further agrees to forward to Lessee any assessments, tax bills or other correspondence received in connection therewith. Upon request, Lessee will furnish to Lessor proof of payment of all applicable taxes and other imposts described above. 13. PURCHASE & RENEWAL OPTIONS. So long as no Event of Default shall have occurred and be continuing, Lessee may, upon providing irrevocable written notice to Lessor received at least one hundred and eighty (180) days (but not more than three-hundred and sixty (360) days) prior to the initial Term Expiration Date for the applicable Lease: (a) purchase all, but not less than all, of the Equipment covered by the applicable Lease on such Term Expiration Date. The purchase price for such Equipment (the “Purchase Price”), shall be its fair market value on the then “in-place, in-use as originally intended” basis (the “FMV”), as mutually agreed by Lessor and Lessee, or, if they cannot agree within ten (10) days of Lessor providing its estimate of the FMV, as determined by an independent appraiser selected by Lessor and approved by Lessee, which approval will not be unreasonably delayed or withheld. Lessee shall pay the out-of-pocket cost of any such appraisal, and such appraisal shall assume that the Equipment has been maintained as set forth in, and is in the condition required by, the Lease (including, for the avoidance of doubt, consistent with all return conditions). If Lessee has elected to exercise its purchase option, then on such Term Expiration Date for any Equipment, Lessee shall pay to Lessor the Purchase Price, together with all sales and other taxes applicable to the transfer of the Equipment (excluding any taxes based on Lessor’s net income, such as, e.g., franchise taxes, branch profit taxes and other similar taxes (collectively, “Excluded Taxes”)) and any other amount payable at the time of such purchase and arising under the applicable Lease, in immediately available funds, whereupon Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an “as is, where is” basis, except Lessor will warrant that the Equipment is free and clear of any liens created by or through Lessor. From and after the effectiveness of such purchase, the assets subject to such purchase shall cease to constitute Equipment hereunder; or (b) extend the Term of the applicable Lease for all, but not less than all, of the Equipment covered by such Lease for an additional period (as mutually agreed between Lessee and Lessor), during which the monthly Rental Payment Amount (as such term is used in the applicable Schedule) will remain the same Rental Payment Amount as initially set forth in the applicable Schedule, unless otherwise mutually agreed by Lessor and Lessee. At the end of any extension of the initial Term, Lessee may upon written notice to Lessor received at least one hundred and eighty (180) days (but not more than three hundred and sixty (360) days) prior to the expiration date of the extended Term (or with such longer notice period required pursuant to the applicable Lease) (i) purchase from Lessor all, but not less than all, of the Equipment otherwise as described in paragraph (a) above, (ii) elect to further extend the Term on terms satisfactory to Lessor in Lessor’s sole discretion or (iii) return all, but not less than all, of the Equipment covered by such Lease pursuant to the terms of Section 14 below and the terms of such Lease. 14. RETURN OF EQUIPMENT; HOLDOVER. Except for Equipment that has suffered a Total Loss and is not required to be repaired pursuant to Section 10 hereof or Equipment which has been purchased by Lessee pursuant to Section 13 hereof, pursuant to the terms of the applicable Equipment Schedule, upon expiration or termination of the Term of a Lease, upon demand by Lessor pursuant to Section 21 below or otherwise pursuant to the terms and conditions of the Lease Documents, Lessee shall contact Lessor for shipping instructions and, at Lessee’s own risk, promptly (and, in any event, withing 10 Business Days) return the applicable Equipment, freight, equipment loading, unloading and rigging costs prepaid, to a location in the continental United States specified by Lessor. At the time of such return to Lessor, the Equipment shall (a) be in the operating order, repair and condition as required by or specified in the original specifications and warranties (but, with respect to warranties, only to the extent such warranty periods are still in effect) of each manufacturer and vendor thereof, ordinary wear and tear excepted, and meet all recertification requirements that are required to be complied with at such time and (b) be capable of being promptly assembled and operated by a third party purchaser or third party lessee without further repair, replacement, alterations or improvements (other than any alternations or improvements that are specific to such third party’s business or operations), and in accordance and compliance in all material respects with any and all statutes, laws, ordinances, rules and regulations of any governmental authority or any political subdivision thereof applicable to the use and operation of the Equipment, and Lessee shall automatically grant to Lessor (at no cost to Lessor or any assignee thereof) a perpetual, assignable, fully paid-up and irrevocable license to all intellectual property owned or licensed by Lessee or any affiliate of Lessee necessary for the Equipment to operate as intended under any Lease. Except as otherwise provided under Section 13 hereof, at least EXHIBIT 10.2 one hundred and eighty (180) days (but not more than three hundred and sixty (360) days) before the expiration of any Term, Lessee shall give Lessor written notice of its intent to return all, but not less than all, of the Equipment covered by the applicable Lease at the end of such Term (“Return Notice”). Following receipt of a Return Notice, and during the final one hundred and eighty (180) days of the Term of such Lease, Lessor and its prospective purchasers or lessees shall have the right of access to the premises on which the applicable Equipment is located to inspect such Equipment upon prior written notice and during normal business hours (provided that Lessor and any such prospective purchasers or lessees shall observe all of Lessee’s standard, bona fide health and safety policies and procedures while on any such premises), and Lessee shall fully cooperate and not interfere with Lessor’s remarketing of such Equipment. The provisions of this Section 14 are of the essence of the Lease, and upon application to any court having jurisdiction in the premises, Lessor shall be entitled to an order or decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 14. If Lessee fails to return or consummate the purchase of such Equipment or to extend the initial Term expressly in compliance with the provisions of Section 13 or Section 14 of this Agreement or of the applicable Lease, as applicable, the terms and conditions of the Lease shall remain in full force and effect and Lessee shall be obligated to pay to Lessor Rent during each month (or any part thereof) when Lessor is not in possession of the Equipment after the end of the stated Term of the Lease (the “Holdover Period”) in an amount equal to one and one-quarter (1.25) times the monthly (or other applicable increment) rental payments required during the Term of the Lease. In connection with any return of Equipment, Lessee shall pay to Lessor a restocking fee equal to five percent (5.0%) of the original Equipment Cost for such Equipment set forth on the applicable Schedule, such payment to be due and fully earned by Lessor as of the date such Equipment is required to be returned (whether or not such Equipment actually is, in fact, returned on such date). 15. GENERAL INDEMNITY. Each Lease is a net lease. Therefore, Lessee shall indemnify Lessor, Lessor’s affiliates and each of Lessor’s and Lessor’s affiliates’ successors and assigns, and all such parties’ respective agents, officers, directors, members, managers, employees and affiliates (each an “Indemnitee”) against, and hold each such Indemnitee harmless from and against any and all Claims (other than such as may result solely from the gross negligence or willful misconduct of such Indemnitee or material breach by such Indemnitee of a written agreement with a Lease Party), by paying (on an after-tax basis) or otherwise discharging the same, when and as such Claims shall become due, including Claims arising on account of any Lease or the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Lease hereunder with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) with respect to the Equipment, any claim in tort for negligence or strict liability with respect to the Equipment, any claim for patent, trademark or copyright infringement with respect to the Equipment, any claim for the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment or any item thereof, or for whatever other reason whatsoever with respect to the Equipment. It is the express intention of both Lessor and Lessee that the indemnity provided for in this section includes the agreement by Lessee to indemnify the Indemnitees from the consequences of such Indemnitees’ own simple negligence, whether that negligence is the sole or concurring cause of the applicable Claims, and to further indemnify such Indemnitees with respect to Claims for which the Indemnitees are strictly liable, other than to the extent such liability was the result of the gross negligence or willful misconduct of such Indemnitee. Lessor or the Indemnitee affected thereby, shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no payment default, bankruptcy or insolvency default or Event of Default has occurred and is then continuing and such Claim does not involve the possibility of criminal sanctions on any Indemnitee; provided, however, that Lessor or such Indemnitee shall have the right, in its reasonable discretion, to approve defense counsel selected by Lessee. For the purposes of this Agreement, the term “Claims” shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability) or charges related to or arising out of or in connection with this Agreement, any Schedule, any other Lease Document, any Equipment or any interest in any of the foregoing that any Indemnitee has incurred or for which it is responsible, and all reasonable and documented out-of-pocket costs (including all reasonable and documented, out-of-pocket attorneys’ fees and disbursements and any other reasonable and documented out-of-pocket legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or incurred in enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any Person. For the avoidance of doubt, this indemnity is not limited to claims by third parties. The provisions of this Section with regard to matters arising during a Lease Term shall survive the expiration or termination of such Lease. This Section shall not apply to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim. Lessor and Lessee agree that, to the extent permissible under applicable law, none of Lessee, any Indemnitee nor any affiliate of Lessee or any Indemnitee shall have any liability to the other for any special, punitive or indirect damages relating to this Agreement, any Schedule, any Lease or any Equipment or arising out of or in connection herewith or therewith; provided, however, that the foregoing shall not relieve Lessee of any obligation to indemnify an Indemnitee for any claims for any type of damages brought against such Indemnitee by a third party in connection with a Claim in accordance with the terms set forth hereinabove. 16. TAX INDEMNIFICATION. Lessee acknowledges that Lessor, in determining the Rent due under any Lease, has assumed that certain deductions for tax purposes and other tax benefits as are available to an owner of property under the Internal Revenue Code of 1986, as amended (the “Tax Code”), and under applicable state tax law, including, without limitation, depreciation deductions under Section 168 (b) of the Tax Code, and deductions under Section 163 of the Tax Code in an amount at least equal to the amount of interest paid or accrued by Lessor with respect to any indebtedness incurred by Lessor in financing its purchase of the Equipment, are available to Lessor as a result of the lease of the Equipment (the “Tax Benefits”). In the event Lessor is unable to obtain the Tax Benefits for any reason after using commercially reasonable efforts to obtain such Tax Benefits, is required to defer the claiming of part or all of any Tax Benefits as a result of the Lease, is required to include in income any amount other than the Rent or is required to recognize income with respect to the Rent earlier than anticipated pursuant to the applicable Lease, Lessee shall pay Lessor, for each applicable Lease, additional rent (“Additional Rent”) in a lump sum in an amount needed to provide Lessor with the same after-tax yield and after-tax cash flow as would have been realized by Lessor had Lessor (a) been able to obtain the Tax Benefits, (b) not been required to defer the claiming of part or all of any Tax Benefits as the result of the applicable Lease, (c) not been required to include any amount in income other than the Rent and (d) not been required to recognize income with respect EXHIBIT 10.2 to the Rent earlier than anticipated pursuant to this Agreement. The Additional Rent shall be computed by Lessor, which computation shall be binding on Lessee absent manifest error. The Additional Rent shall be due within ten (10) Business Days of written notice by Lessor to Lessee of Lessor’s inability to obtain Tax Benefits, the inclusion of any amount in income other than the Rent or the recognition of income in respect of the Rent earlier than anticipated pursuant to this Agreement and such notice shall provide reasonably detailed calculations of the Additional Rent claimed by Lessor. The provisions of this Section 16 shall survive the termination of this Agreement. 17. ASSIGNMENT BY LESSEE PROHIBITED. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR OR AS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY SCHEDULE (OR IN CONNECTION WITH A PERMITTED REORGANIZATION), (a) ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF ANY LEASE OR EQUIPMENT, OR ANY INTEREST THEREIN; or (b) SUBLEASE OR LEND ANY EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE AND ITS EMPLOYEES, AGENTS, AND CONTRACTORS. As used herein, “Permitted Reorganization” means the sale or transfer of ownership of a Lease Party, an issuance by Lessee or any direct or indirect parent of Lessee of its common equity interests in an underwritten primary public offering pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, or the consolidation (by merger, liquidation or otherwise) of any entity with a Lease Party or of a Lease Party with any entity, in each case so long as (a) such applicable Lease Party is the surviving business entity or the surviving business entity expressly assumes the obligations of such applicable Lease Party hereunder, (b) no Event of Default has occurred and is continuing at the time such consolidation is consummated or immediately after giving effect thereto and (c) the Lease Parties (or, if applicable, the Persons who will become the “Lease Parties” upon the consummation of such transaction), on a consolidated basis, have a Total Net Leverage Ratio (as defined in the ABL Agreement) of no greater than 2.75:1.00 immediately after giving pro forma effect to the consummation of such sale, transfer, or consolidation. “ABL Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 13, 2022, by and among ProPetro Holding Corp., ProPetro Services, Inc, the institutions from time to time party thereto as Lenders and Letter of Credit Issuers, Barclays Bank PLC and the other parties named therein, as such Amended and Restated Credit Agreement is in effect on the date hereof (i.e., not considering any amendments, changes or other modifications effective after the date hereof unless otherwise expressly consented to in writing by Lessor). Notwithstanding anything herein or in any Lease Document to the contrary, in the event a Lease Party desires to consummate a Permitted Reorganization that is not otherwise permitted under this Section 17 as a result of the conditions set forth above, and Lessor does not promptly provide its consent to such transaction (including, if applicable, with respect to the acceptability of a substitute guarantor), Lessee shall have the right to acquire all of Lessor’s right, title, and interest to all Equipment and to terminate this Agreement and the other Lease Documents by paying to Lessor (i) all outstanding amounts that have been advanced by Lessor to Lessee with respect to any Equipment that has not previously or otherwise been made subject to a Schedule plus (ii) with respect to each item of Equipment that is subject to a Schedule, (A) if the Second ETO Date (as defined in the applicable Schedule) with respect to such Equipment has not occurred and Lessee has not lost the right to exercise its Second ETO Right (as defined in the applicable Schedule) either by virtue of delivery of a Third Warning (as defined in the applicable Schedule), the failure to provide required notice or otherwise, the sum of all unpaid monthly rental payments that would be payable with respect to such Equipment through and including the Second ETO Date plus the Second ETO Purchase Price (as defined in the applicable Schedule), or (B) if the Second ETO Date with respect to such Equipment has occurred or Lessee no longer has the right to exercise the applicable Second ETO Right, the sum of all unpaid monthly rental payments that would be payable with respect to such Equipment through and including the Term Expiration Date for such applicable Lease plus the Purchase Price for such Equipment as determined in accordance with Section 13(a). Upon payment of such amounts to Lessor, together with all other amounts then due and payable under each applicable Lease and all out-of-pocket taxes, charges and expenses paid or to be paid by Lessor relating to the sale, registration, use, possession and operation of the Equipment (other than Excluded Taxes), Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an “as is, where is” basis, except Lessor will warrant that the Equipment is free and clear of any liens created by or through Lessor. 18. ASSIGNMENT BY LESSOR. Lessor (and its successors and permitted assigns) may assign its rights, title, interest and obligations in and to any Lease and the Equipment, individually or together, in whole or in part, and/or grant or assign a security interest in any Lease and the Equipment individually or together, in whole or in part; provided, however, that so long as no Event of Default has occurred and is continuing, Lessor would not make any such assignment to any Person then identified on Annex I attached hereto (a “Lessor Transfer”). Lessee’s rights and obligations under this Agreement, each Schedule, each Lease and with respect to the Equipment shall not be affected by any such Lessor Transfer. Each such assignee shall have all of the rights of Lessor under each Lease assigned to such assignee, and Lessee shall not assert against any such assignee any claims or defenses by way of abatement, set-off, counterclaim or recoupment that Lessee may have against Lessor or any other Person. Upon receipt of written notice of Lessor’s assignment of all or any part of its interest in any Lease pursuant to a Lessor Transfer (“Lessor Notice”), Lessee agrees to attorn to and recognize any such permitted assignee as the owner of such assigned Lessor’s interest in any Lease and Lessee shall thereafter make such payments, including without limitation such Rent as are indicated in the notice of assignment, to such assignee. Annex I may, with Lessor’s consent (such consent not to be unreasonably withheld, conditioned or delayed), be updated by Lessee from time to time during the term of this Agreement. 19. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE. Lessee represents, warrants and covenants to Lessor that: (a) it is and will at all times remain a “registered organization” (as defined in the Uniform Commercial Code) duly organized, validly existing and in good standing under the laws of the State indicated in the first paragraph of this Agreement, and that Lessee’s exact legal name is as set forth in the first paragraph of this Agreement; (b) the execution, delivery and performance by Lessee of or under this Agreement are within Lessee’s powers, (i) have been duly authorized by all necessary corporate or other organizational action on the part of Lessee, do not require the approval of any stockholder, member, partner, trustee or holder of any obligations of Lessee except such as have been duly obtained and (ii) do not and will not at any time contravene (A) Lessee’s organizational documents, (B) the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any material indenture, mortgage, contract or EXHIBIT 10.2 other agreement to which Lessee is a party or by which it or its property is bound, or (C) any law, governmental rule, regulation, or order or material contractual restriction binding on Lessee; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Lessee of this Agreement, except (i) such as have been obtained or made and are in full force and effect, (ii) the recording and filing of any financing statements or similar documents or instruments and (iii) those third party or governmental approvals or consents which, if not made or obtained, would not cause an Event of Default hereunder and would not reasonably be expected to result in a Material Adverse Effect; (d) each Lease constitutes the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity; (e) there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, to which Lessee is a party, pending or, to Lessee’s knowledge, threatened (in writing) against or affecting Lessee, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or any Lease or which would adversely affect the financial condition of Lessee, other than litigation, claims or other events that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such Material Adverse Effect under the laws of the state(s) in which the Equipment is to be located; (f) the Equipment consists solely of and will remain personal property and not fixtures; (g) the financial statements of Guarantor (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present in all material respects Guarantor’s financial condition and the results of its operations as of the date of and for the period covered by such statements (subject in the case of any interim financial statements to normal year-end adjustments), and since the date of such statements there has been no material adverse change in such financial condition; (h) no Lease Party nor any of its respective affiliates (i) is or will become a person whose property or interest in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)); (ii) will engage in any dealings or transactions prohibited by such executive order, or be otherwise associated with any such person in any manner that is in violation of such executive order; or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons (“SDN List”) or subject to the limitations or prohibitions under any other regulation, executive order or sanctions programs administered by the Office of Foreign Assets Control; and (i) no part of the extensions of credit hereunder or the Equipment leased hereunder will be used, directly or indirectly, for any benefit or advantage to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended from time to time; For the avoidance of doubt, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any one or more of such covenants, the fact that such action or condition would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not act to permit such action or condition. 20. DEFAULT. Lessee shall be in default under each Lease upon the occurrence and during the continuance of any one or more of the following events (each, an “Event of Default”): (a) Lessee fails to pay when due any amount required to be paid by Lessee under or in connection with any Lease and any such failure continues for five (5) Business Days after the due date thereof; (b) Lessee shall fail to obtain and maintain the insurance required herein; (c) Lessee or ProPetro Holding Corp. (“Guarantor” and together with Lessee, the “Lease Parties”) fails to perform or observe any other covenant, condition or agreement set forth in this Agreement or any other Lease Document and such failure shall continue unremedied for a period of thirty (30) days after the first to occur of (i) Lessee’s knowledge thereof and (ii) Lessor’s written notice thereof to Lessee, or if such failure is not reasonably capable of being cured within such thirty (30) day period, but the Lease Parties are diligently pursuing such cure within such period, then the Lease Parties shall have an additional thirty (30) days to remedy such failure so long as the Lease Parties continue to diligently pursue such cure; (d) any statement, representation or warranty made or financial information delivered or furnished by any of the Lease Parties under or in connection with a Lease shall prove to have been false, misleading, erroneous or inaccurate in any material respect when made; (e) any petition for relief is filed by or against any of the Lease Parties under any bankruptcy, insolvency, reorganization or similar laws and any such matter instituted against a Lease Party is not dismissed or fully stayed within sixty (60) days following the filing or commencement thereof; (f) any of the Lease Parties fails to make any payment when due or fails to perform or observe any covenant, condition or agreement to be performed by it under any agreement evidencing obligations to any creditor in respect of indebtedness in an outstanding principal amount of $25,000,000 or more individually or in the aggregate (including Lessor under any other agreement or any other Lease under this Agreement) after any and all applicable grace or cure periods therefor shall have elapsed, and the effect of such default is EXHIBIT 10.2 to cause, or to permit the holder or holders of such other indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity unless such breach has been waived by the applicable counterparty under such agreement or such payment is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; provided that this clause (f) shall not apply to (i) termination events or equivalent events not constituting events of default pursuant to the terms of any hedge agreement, (ii) indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary disposition of the property or assets securing such indebtedness and (iii) any indebtedness that is required to be repurchased, prepaid, defeased, redeemed or satisfied (or as to which an offer to repurchase, prepay, defease, redeem or satisfy is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control, excess cash flow or other customary provision in such indebtedness giving rise to such requirement to offer, prepay, redeem, defease or satisfy in the absence of any default thereunder; (g) any judgment for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third-party insurance) shall be rendered against any of the Lease Parties which shall remain unpaid or is not fully bonded, vacated, or stayed for a period of sixty (60) days after the entry thereof; (h) any of the Lease Parties shall dissolve, liquidate, wind up or cease its business; convey, lease or otherwise dispose of all or substantially all of its assets; make any material adverse change in its equity capital structure or lines of business; merge or consolidate with any other entity; or divide or be divided; provided, however, that a Lease Party may consummate or be party to a Permitted Reorganization; (i) [reserved]; (j) a Change of Control (as defined in the ABL Agreement) occurs; provided, however, that a Lease Party may consummate or be party to a Permitted Reorganization; (k) Guarantor shall no longer, directly or indirectly, own a majority of the equity interests in Lessee, unless the obligations of Guarantor under the Lease Documents shall remain in effect or a substitute guarantor reasonably acceptable to Lessor shall assume Guarantor’s obligations hereunder (and Lessor shall not unreasonably withhold its consent to any substitute guarantor); provided, however, that (i) Guarantor may consummate or be party to a Permitted Reorganization, (ii) any substitute guarantor that, on a consolidated basis, has a Total Net Leverage Ratio (as defined in the ABL Agreement) of no greater than 2.75:1.00 immediately after giving pro forma effect to such substitution and has Consolidated EBITDA (as defined in the ABL Agreement) for the most recently completed four- fiscal-quarter period for which financial statements are available of no less than $175,000,000, shall be deemed to be reasonably acceptable to Lessor, and (iii) in the event of an issuance by Lessee or any direct or indirect parent of Lessee of its common equity interests in an underwritten primary public offering pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, Lessor shall not unreasonably withhold its consent to any substitute guarantor that is the direct or indirect parent of Lessee that is the resulting publicly traded company (or, if Lessee itself is the resulting publicly traded company, no substitute guarantor shall be required hereunder and Lessor shall take such steps as are necessary to release Guarantor from its obligations hereunder); (l) any Cash Security Deposit or Letter of Credit required under any Lease Document is (i) not delivered as and when due and such failure continues for ten (10) Business Days or (ii) cancelled, terminated or becomes illegal, invalid, prohibited or unenforceable or ceases to rank in the priority herein contemplated against the property charged thereunder and such situation continues unremedied, or replacement collateral security is not provided, within ten (10) Business Days; (m) Lessee breaches or otherwise defaults in its obligations under one or more Collateral Contracts (as such term is defined in the applicable Schedule) evidencing aggregate expected revenues to Lessee of more than $25,000,000 and Lessee fails to, within ten (10) Business Days of such default, (i) cure such default, (ii) provide to Lessor a cash security deposit (a “Collateral Deposit”) in an amount equal to ten percent (10%) of the Equipment Cost set forth in each Schedule pursuant to which the Equipment supporting the performance of such Collateral Contract(s) is leased (the “Security Amount”) or (iii) provide to Lessor a letter of credit in the Security Amount, such letter of credit to be in form and substance, and from an issuing bank, reasonably acceptable to Lessor (it being understood that the issuing bank shall be acceptable to Lessor if issued by the U.S. branch of a bank or other financial institution which has (A) a long-term unsecured debt rating of “A-” or higher by S&P; (B) a long-term, unsecured debt rating of not less than “A3” by Moody’s; or (C) if the counterparty is rated by Fitch, either a long-term unsecured debt rating of not less than “A-” from Fitch or a short-term unsecured debt rating of not less than “F2” from Fitch (it being acknowledged that each of Barclays Bank PLC and JPMorgan Chase Bank, N.A. would be acceptable to Lessor so long as such bank meets the requirements set forth in (A)-(C) above); provided, however, that following the cure or remedy of such default and restoration of the applicable Collateral Contract(s) to good standing, the reasonable replacement of such Collateral Contract(s), or the redeployment of the Equipment supporting the performance of such Collateral Contract to support the performance of one or more other Collateral Contracts, Lessor shall release any Collateral Deposit or letter of credit delivered pursuant to this clause (m); or (n) any event of default (as such term or similar term is defined therein) occurs under any other agreement between any Lease Party or any affiliate of any Lease Party, on the one hand, and Lessor or any affiliate of Lessor, on the other. The occurrence of an Event of Default with respect to any Lease shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Leases under this Agreement to which Lessor and Lessee are then a party without (except as otherwise expressly provided herein) the necessity of any notice or demand on the part of Lessor. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Lease. 21. REMEDIES. Upon the occurrence and continuation of an Event of Default, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies: EXHIBIT 10.2

(a) terminate the applicable Lease and all of Lessee’s rights, but not its obligations, under such Lease and in and to the Equipment leased thereunder; (b) declare any and all Rent and other payment obligations under each Lease immediately due and payable, including all past, present and future Rent and other payment obligations; (c) take possession of or render unusable by Lessee any or all items of Equipment, wherever located, without demand, notice, court order or other process of law, and without liability for entry to Lessee’s premises, for damage to Lessee’s property or otherwise; (d) demand that Lessee return any or all Equipment to Lessor in accordance with Section 14 above, and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the Rent payable for such Equipment in accordance with Section 14 above; (e) lease, sell or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with or without notice, with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), to the obligations of Lessee arising under the Lease, with Lessee remaining liable for any deficiency until all obligations under this Agreement are paid in full and with any excess being retained by Lessor; (f) recover the following amounts from Lessee as damages, not as a penalty but herein liquidated for all purposes as follows: (i) all costs and expenses of Lessor reimbursable to it hereunder, including, without limitation, documented out-of-pocket expenses of disposition of the Equipment, legal fees and all other amounts specified in Section 22 below; (ii) an amount equal to the sum of (A) any accrued and unpaid Rent through the later of the date of the applicable Event of Default or the date that Lessor has obtained possession of such Equipment; and (B) if Lessor resells or relets the Equipment, Rent at the periodic rate provided for in each Lease for the additional period that it takes Lessor to resell or re-let such Equipment; (iii) the present value of all future Rent reserved in the Leases and contracted to be paid over the unexpired Term of the Leases discounted at two percent (2.0%) simple interest per annum; (iv) the residual value of the Equipment as of the expiration of the Term of the applicable Lease; and (v) any indebtedness for Lessee’s indemnity under Sections 15 and 16 above, plus a late charge at the rate specified in Section 3 above; (g) proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lessor at law or in equity; and (h) by offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor, and with respect to which Lessee has an interest, against any obligations of Lessee arising under this Agreement or any Lease, whether or not Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for said obligations. Lessor may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance and injunctive relief. In addition, Lessor may cure Lessee’s default, and Lessee shall be responsible for promptly reimbursing Lessor for all amounts paid by Lessor to cure such default. Any failure of Lessor to require strict performance by Lessee, or any waiver by Lessor of any provision hereunder or under any Schedule, shall not be construed as a consent or waiver of any other breach of the same or of any other provision. Any amendment or waiver of any provision hereof or under any Schedule or consent to any departure by Lessee herefrom or therefrom shall be in writing and signed by Lessor. Interest at the rate of the lesser of (a) one and one-half percent (1½%) per month and (b) the highest rate Lessee can legally obligate itself to pay or Lessor can legally collect, shall accrue with respect to any amounts payable under this Section 21 for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. In addition to the rights and remedies of Lessor set forth in this Agreement, upon the occurrence and continuation of an Event of Default, (i) Lessee shall permit Lessor and its designees and agents (which may include any prospective purchasers of the Equipment) to access the Equipment on the property on which it is located; (ii) Lessor shall have the right to (A) keep the Equipment on such property for the period of time that is necessary or desirable for Lessor to exercise its rights and remedies under the applicable Lease, and (B) sell the Equipment while it is located on such property; and (iii) Lessor and/or any purchaser of the Equipment shall have the right to dismantle all or any portion of the Equipment on such property and to remove the Equipment from such property; provided, however, that the foregoing shall only apply with respect to properties owned or leased by Lessee and its affiliates. No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time. Notwithstanding anything herein or in any Lease Document to the contrary, if an Event of Default has occurred and is continuing at any time prior to the Second ETO Date under and as defined in any applicable outstanding Schedule, and Lessor does not promptly provide a waiver thereof, Lessee shall have the right for twenty (20) Business Days following Lessor’s notice of Lessor’s decision to exercise remedies hereunder EXHIBIT 10.2 to acquire all of Lessor’s right, title, and interest to all Equipment and to terminate this Agreement and the other Lease Documents by paying to Lessor the sum of: A. all outstanding amounts that have been advanced by Lessor to Lessee with respect to any Equipment that has not previously or otherwise been made subject to a Schedule, plus B. if the Second ETO Date (as defined in the applicable Schedule) with respect to such Equipment has not occurred and Lessee has not lost the right to exercise its Second ETO Right (as defined in the applicable Schedule) either by virtue of delivery of a Third Warning (as defined in the applicable Schedule), the failure to provide required notice or otherwise, the sum of all unpaid monthly rental payments that would be payable with respect to such Equipment through and including the Second ETO Date plus the Second ETO Purchase Price (as defined in the applicable Schedule), plus C. if the Second ETO Date with respect to such Equipment has occurred or Lessee no longer has the right to exercise the applicable Second ETO Right with respect to such Equipment, the sum of all unpaid monthly rental payments that would be payable with respect to such Equipment through and including the Term Expiration Date for such applicable Lease plus the Purchase Price for such Equipment as determined in accordance with Section 13(a). Upon payment of such amounts to Lessor, together with all other amounts then due and payable under each applicable Lease and all out-of- pocket taxes, charges and expenses paid or to be paid by Lessor relating to the sale, registration, use, possession and operation of the Equipment (other than Excluded Taxes) (collectively, the “Cure Amount”), Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an “as is, where is” basis, except Lessor will warrant that the Equipment is free and clear of any liens created by or through Lessor. For the avoidance of doubt, if the Cure Amount is not received by Lessor within twenty (20) Business Days following Lessor’s notice of Lessor’s decision to exercise remedies hereunder, Lessee’s right to cure the applicable Event(s) of Default and purchase the Equipment pursuant to this paragraph shall be null and void. 22. LESSOR’S EXPENSES. During the continuance of an Event of Default, Lessor may, but shall not be obligated to, make any payments and do any other acts Lessor may deem reasonably necessary to protect its interests in any Lease or any Equipment, including, without limitation, having the right to satisfy, purchase, contest or compromise any encumbrance, charge or Lien affecting any Equipment. In furtherance thereof, Lessee shall reimburse Lessor for all documented out-of-pocket payments made and all documented out-of-pocket expenses incurred by Lessor under this Agreement, including all documented out-of-pocket legal fees, expenses and disbursements paid by or on behalf of Lessor. Lessee shall also pay to Lessor on demand all out-of-pocket costs and expenses incurred by Lessor related to protecting or enforcing Lessor’s rights and interests in any Lease or any Equipment (including, without limitation, out-of-pocket legal, collection and remarketing fees and expenses) following the occurrence and during the continuance of any Event of Default. 23. LESSEE’S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the UCC. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor’s damages as set forth in Section 21 above or which may otherwise limit or modify any of Lessor’s rights or remedies under this Agreement. Any action by Lessee against Lessor for any default by Lessor under any Lease shall be commenced within the later of two years after any such cause of action accrues or one year after the termination of this Agreement. 24. NOTICES; ADMINISTRATION. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, email, or facsimile transmission (with confirmation of receipt): (a) if to Lessor, then to 5525 Granite Parkway, Suite 1800, Plano, Texas 75024, ATTN: General Counsel, e-mail: stoneb_notices@eldridge.com, or such other address as shall be designated by Lessor; and (b) if to Lessee, then to ProPetro Holding Corp., One Marienfeld Place, 110 N. Marienfeld, Suite 300, Midland, Texas 79701, ATTN: Caleb Weatherl, email: caleb.weatherl@propetroservices.com, and Jody Mitchell, email: jody.mitchell@propetroservices.com, or such other address as shall be designated by Lessee. All such notices and correspondence shall be effective when received. 25. FURTHER ASSURANCES. Lessee, upon the request of Lessor, will execute, acknowledge, record or file, as the case may be, such further documents and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the transaction contemplated hereby. Further, upon the request of Lessee, Lessor will reasonably cooperate with Lessee in the event one of Lessee’s creditors or prospective creditors requires a “no interest” acknowledgment, lien release, or similar document with respect to property that does not constitute either Equipment or assets that have been pledged to Lessor pursuant to the Lease Documents. 26. FINANCIAL STATEMENTS. Lessee shall deliver to Lessor: (a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of Guarantor and its consolidated subsidiaries, the consolidated balance sheet, income statement and statements of cash flows for Guarantor and its consolidated subsidiaries (the “Financial Statements”) for such year, prepared in accordance with GAAP in all material respects and certified and accompanied by an opinion (which opinion shall not be qualified as to scope of the audit or contain any “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity date of indebtedness or (y) a prospective default under a financial covenant)) of independent certified public accountants of recognized standing selected by Guarantor; and (b) as soon as available, but not later than sixty (60) days after the end of each of the first three fiscal quarters in any fiscal year of Guarantor and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by EXHIBIT 10.2 the chief financial officer of Guarantor that such quarterly Financial Statements have been prepared in accordance with GAAP in all material respects and are fairly presented in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); provided, however, that Financial Statements, opinions of independent certified public accountants and other certificates and information required to be delivered by Lessee pursuant to this Section shall be deemed to have been delivered if Guarantor shall have timely filed with the SEC or EDGAR an SEC Form 10-Q or Form 10-K satisfying the requirements of this Section, or such items are timely posted by or on behalf of Lessee on a website to which Lessor has free access. Regardless of the availability of such information publicly, though, Lessee will promptly deliver to Lessor paper copies upon Lessor’s request therefor. 27. GOVERNING LAW; CONSENT TO JURISDICTION. EACH LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to a Lease may be commenced in any federal or state court sitting in the Southern Federal District of New York or the Eastern Federal District of Texas and the parties irrevocably submit to the jurisdiction of each such court and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that the Lease or the subject matter thereof or the transaction contemplated hereby or thereby may not be enforced in or by such court. 28. WAIVER OF JURY TRIAL. LESSEE AND LESSOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 29. SEVERABILITY; INTEGRATION. If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired. Lessee acknowledges that Lessee has read this Agreement and the schedule hereto, understands them, and agrees to be bound by their terms and conditions. Further, Lessee and Lessor agree that this agreement and the schedules delivered in connection herewith from time to time are the complete and exclusive statement of the agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof. 30. COUNTERPARTS; DELIVERY. This Agreement may be signed in counterparts, manually or electronically, and each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature delivered by facsimile or in "pdf" or similar electronic format shall be deemed an original signature hereto. 31. LEASE DOCUMENTS. For the convenience of the parties in future communication, this Agreement, the Schedules and all other agreements, instruments, documents and records executed or delivered in connection herewith or therewith may be referred to as the “Lease Documents.” Time is of the essence in each provision of this Agreement and in each other Lease Document of which time is an element, and Lessee expressly agrees not to assert, by way of motion, as a defense or otherwise, that performance by Lessee or any other Lease Party inconsistent with the time requirements set forth in this Agreement or any other Lease Document constitutes effective performance hereunder or thereunder. [Signature Page Follows] EXHIBIT 10.2

MASTER LEASE AGREEMENT IN WITNESS WHEREOF, the parties hereto have executed or caused this Master Lease Agreement to be duly executed by their respective duly authorized officers as of the date first above written. PROPETRO ENERGY SOLUTIONS, LLC By: /s/ Caleb Weatherl Name: Caleb Weatherl Title: Chief Financial Officer FEIN: 99-5034542 STONEBRIAR COMMERCIAL FINANCE LLC By: /s/ Harrison P. Smith Name: Harrison P. Smith Title: Vice President EXHIBIT 10.2